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                                                                   EXHIBIT 5.1.2

    [COOLEY GODWARD LLP LOGO]

                                     ATTORNEYS AT LAW      San Francisco,
                                     Five Palo Alto        CA
                                     Square                415 693-2000
                                     3000 El Camino Real   Menlo Park, CA
                                     Palo Alto, CA         650 843-5000
                                     94306-2155            San Diego, CA
                                     Main    650 843-5000  619 550-6000
                                     Fax     650 857-0663  Boulder, CO
                                     www.cooley.com        303 546-4000
                                                           Denver, CO
                                                           303 606-4800

February 13, 1998

First Consulting Group, Inc.
111 W. Ocean Blvd., 4th Floor
Long Beach, CA 90802

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by First Consulting Group, Inc. (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), covering an underwritten public offering of up to 31,374 (plus 5,537 additional shares of Common Stock for which the underwriters have been granted an over allotment option) shares of the Company's common stock (the 'Common Stock").

In connection with this opinion, we have (i) examined and relied upon the Registration Statement and related Prospectus, the Company's Certificate of Incorporation and Bylaws and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable to render the opinion expressed below and (ii) assumed that the shares of the Common Stock will be sold by the underwriters at a price established by the Pricing Committee of the Board of Directors of the Company.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Common Stock, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

By:  /s/ PATRICK A. POHLEN
    ----------------------------
    Patrick A. Pohlen